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               AMENDMENT NO. 1 TO AMENDED AND RESTATED INCENTIVE
                            COMPENSATION AGREEMENT


     THIS AMENDMENT is made as of August 12, 1997 by Buckeye Management Company, a Delaware corporation ("BMC" and the "General Partner"), and Buckeye Partners, L.P., a Delaware limited partnership (the "Partnership").

     WHEREAS, BMC and the Partnership have entered into an Amended and Restated Incentive Compensation Agreement, dated as of March 22, 1996 (the "Agreement");

     WHEREAS, BMC and the Partnership desire to amend the Agreement in connection with the issuance of limited partnership units ("LP Units") of the Partnership to Buckeye Pipe Line Services Company, a Pennsylvania corporation, sponsor of the BMC Acquisition Company Employee Stock Ownership Plan (the "ESOP"), in exchange for 63,000 shares of BMC Acquisition Company Series A Convertible Preferred Stock, stated value $1,000 per share (the "ESOP LP Units");

     WHEREAS, Section 3.6 of the Agreement provides that the Agreement may be amended only after complying with Section 17.4(a) of the Amended and Restated Agreement of Limited Partnership, dated as of December 15, 1986, as amended (the "Partnership Agreement"), which provides that, without the prior approval of a two-thirds interest of the limited partners of the Partnership, the General Partner shall not amend the Agreement in any material respect, unless such amendment does not, in the good faith opinion of the General Partner, adversely affect the limited partners of the Partnership in any material respect;

     WHEREAS, the Board of Directors of the General Partner, on behalf of the General Partner, and a special committee of disinterested directors of the Board of Directors of the General Partner (the "Special Committee"), on behalf of the Partnership, have approved this Amendment;

     WHEREAS, the Special Committee has further determined that this Amendment does not adversely affect the limited partners of the Partnership in any material respect.

     NOW THEREFORE, intending to be legally bound, the Agreement is hereby amended as follows:

     1. A new definition of "ESOP LP Units" shall be added to Article I which shall mean the LP Units issued to Buckeye Pipe Line Services Company, regardless of whether such LP Units continue to be held by Buckeye Pipe Line Services Company.
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     2.   Section 1.7 of the Agreement is hereby amended and restated in its entirety as follows:

          "Quarterly Cash To Be Distributed" for any quarter means the Available Cash for such quarter (excluding cash to be distributed in a Special Distribution) less retentions of Available Cash necessary to pay the General Partner incentive compensation pursuant to this Agreement and less cash distributed by the Partnership to the holders of the ESOP LP Units.

     3. Section 1.8 of the Agreement is hereby amended and restated in its entirety as follows:

          "Special Cash To Be Distributed" means the cash or fair market value of securities to be distributed in a Special Distribution, less cash or fair market value of securities distributed by the Partnership to the holders of ESOP LP Units.

     4. Section 1.9 of the Agreement is hereby amended and restated in its entirety as follows:

          "Special Distribution" means any special cash distribution to Unitholders in excess of $10 million from the proceeds of a financing, sale of assets or disposition (or a series of related financings, sales of assets or dispositions) or a special distribution of marketable securities with a fair market value in excess of $10 million; provided, however, that no such special distribution from the proceeds of a financing shall be made without the approval of the disinterested directors of the board of directors of the General Partner or a committee thereof.

     5. Section 2.1 of the Agreement is hereby amended and restated in its entirety as follows:

          "Quarterly Incentive Compensation" If Quarterly Cash To Be Distributed for any calendar quarter exceeds the Aggregate Target Quarterly Amount, the Partnership shall, subject to Section 2.3, pay the General Partner incentive compensation equal to the sum of (a) 15% of the portion of the Quarterly Cash To Be Distributed which (i) exceeds $.65 per LP Unit and (ii) does not exceed $.70 per LP Unit; (b) 25% of the portion of the Quarterly Cash To Be Distributed which (i) exceeds $.70 per LP Unit and (ii) does not exceed $.75 per LP Unit; (c) 30% of the portion of the Quarterly Cash To Be Distributed which (i) exceeds $.75 per LP Unit and (ii) does not exceed $.80 per LP Unit; (d) 35% of the portion of the Quarterly Cash To Be Distributed which (i) exceeds $.80 per LP Unit and (ii) does not exceed $.85 per LP Unit, (e) 40% of the portion of the Quarterly Cash To Be Distributed which (i) exceeds $.85 per LP Unit and (ii) does not exceed $1.05 per LP Unit; and (f) 45% of the portion of the Quarterly Cash To Be Distributed which exceeds $1.05 per LP Unit.

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     6.   All terms used herein but not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

     7. Any provision of the Agreement which is inconsistent with the provisions of this Amendment shall be deemed amended to effectuate the intention expressed herein. Every other provision of the Agreement shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first above written.


                         BUCKEYE MANAGEMENT COMPANY


                         By: _________________________________
                             Name:
                             Title:


                         BUCKEYE PARTNERS, L.P.

                         BY:  BUCKEYE MANAGEMENT COMPANY,
                              AS GENERAL PARTNER


                         By: _________________________________
                             Name:
                             Title:

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